EXHIBIT F TO
                                                 SECOND AMENDED AND RESTATED
                                                 LMC AGREEMENT


                      RIGHTS PLAN AMENDMENTS

          "Acquiring Person" shall mean, as of any time, any Person who or which, alone or together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of more than 15% of the Common Shares outstanding as of such time, other than (a) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any of its Subsidiaries, or any Person holding Common Shares for or pursuant to the terms of any such employee benefit plan, or (b) any Person who or which, alone or together with one or more of its Affiliates or Associates, becomes or became the Beneficial Owner of more than 15% of the Common Shares outstanding as of such time pursuant to a Qualifying Offer. Notwithstanding the foregoing, the term "Acquiring Person" shall not include any Person who or which as of any time becomes the Beneficial Owner of more than 15% of the Common Shares outstanding as of such time (i) solely as the result of a change in the number of Common Shares outstanding since the most recent preceding date on which such Person acquired Beneficial Ownership of any Common Shares or (ii) solely as the result of the acquisition by such Person or one or more of its Affiliates or Associates of Beneficial Ownership of additional Common Shares if such acquisition was made in the good faith belief that such acquisition would not cause either the number of Common Shares beneficially owned by such Person, together with its Affiliates and Associates, to exceed 15% of the Common Shares outstanding at the time of such acquisition or otherwise cause a Distribution Date or the adjustment provided in
Section 11(a) to occur and such good faith belief was based on the good faith reliance on information contained in publicly filed reports or documents of the Company which were inaccurate or out-of-date or (iii) solely as the result of the acquisition of beneficial ownership of any Common Shares by any of such Person's Affiliates or Associates who or which are not Controlled Related Parties of such Person or (iv) solely as the result of any transaction or event pursuant to which any Person who or which beneficially owns any Common Shares and was not previously an Affiliate or Associate of such Person becomes an Affiliate or Associate of such Person or (v) solely as the result of the acquisition by such Person or one or more of its Affiliates or Associates of Beneficial Ownership of additional Common Shares if such acquisition was made in the good faith belief that such acquisition would not cause the number of Common Shares beneficially owned by such Person, together with its Affiliates and Associates, to exceed 15% of the Common Shares outstanding at the time of such acquisition or otherwise cause a Distribution Date or the adjustment provided in Section 11(a) to occur and such good faith belief was based on the good faith reliance on inaccurate or out-of-date information concerning the number of Common Shares beneficially owned by any Affiliates or Associates of such Person who or which are not Controlled Related Parties of such Person; provided, however, that in the case of any of clauses (i) through (v), the percentage of the Common Shares outstanding represented by the number of Common Shares beneficially owned by such Person is reduced to 15% or less within the applicable cure period. For purposes of the immediately preceding sentence, the "applicable cure period" shall be the period commencing on (and including) the date that such Person becomes aware that the number of Common Shares beneficially owned by such Person exceeds 15% of the Common Shares outstanding (except that if such Person has separately agreed in writing with the Company to notify the Company once such Person becomes aware of such fact, the cure period shall commence on (and include) the date of receipt by such Person of written notice from the Company that the number of Common Shares beneficially owned by such Person exceeds, as of the date such notice is given, 15% of the Common Shares outstanding as of such date) and ending upon the Close of Business on (i) the fifth Business Day after such date in the case of any Person described in clause (i) or (ii) of the immediately preceding sentence or (ii) the tenth Business Day after such date in the case of any Person described in clause
(iii), (iv) or (v) of the immediately preceding sentence; provided, however, that if such reduction would require the disposition by such Person or any of its Affiliates or Associates of any Common Shares and such Person notifies the Company in writing that, in such Person's good faith belief, such disposition within such period could not reasonably be accomplished without violation of applicable law or could reasonably be accomplished only for consideration or on terms materially disadvantageous as compared to the consideration or terms on which such disposition could be accomplished during some longer period of time, then such period shall be extended for such time as the directors of the Company whose approval would be required to redeem the Rights under Section 24 shall reasonably deem to be required in order to prevent such violation of applicable law or shall reasonably deem to be sufficient to minimize such disadvantageous effect (as the case may be), subject to the condition that such Person shall during the cure period, as extended (or until such earlier time at which such Person, together with its Affiliates and Associates, otherwise ceases to beneficially own more than 15% of the outstanding Common Shares), diligently and in good faith proceed to effect the required disposition as expeditiously as reasonably practicable and comply with any arrangements regarding the voting of a number of Common Shares beneficially owned by such Person, together with its Affiliates and Associates, equal to the number so required to be disposed of pending completion of such disposition as such directors of the Company shall request (including arrangements not to vote such number of Common Shares or only to vote such number of Common Shares in a manner approved by such directors of the Company). For purposes of this definition, the determination of whether any Person (other than a director of the Company, in his or her capacity as a director of the Company) acted in "good faith" shall be conclusively determined in good faith by those directors of the Company whose approval would be required to redeem the Rights under Section 24.

A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own", and shall be deemed to have "Beneficial Ownership" of, any securities:

          (i) which such Person or any of such Person's
     Affiliates or Associates is deemed to 'beneficially own' within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Rights Agreement;

          (ii) which such Person or any of such Person's Affiliates or Associates has: (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed under this clause
     (A) to be the Beneficial Owner of, or to beneficially own, or to have Beneficial Ownership of, any securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder; or (B) the right to vote pursuant to any agreement, arrangement or understanding (written or oral); provided, however, that a Person shall not be deemed under this clause (B) to be the Beneficial Owner of, or to beneficially own, any security if (1) the agreement, arrangement or understanding (written or oral) to vote such security arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (2) the beneficial ownership of such security is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

          (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (written or oral) for the purpose of acquiring, holding, voting or disposing of any Common Shares, any other securities of the Company generally entitled to vote together with the Common Shares or any rights, warrants, options or other securities exercisable or exchangeable for, or convertible into, Common Shares or other securities of the Company generally entitled to vote together with the Common Shares.

          A Person shall also be deemed to be the "Beneficial Owner" of, and to "beneficially own", and to have "Beneficial Ownership" of, Common Shares of the Company if such Person is the Beneficial Owner of, or beneficially owns, or has Beneficial Ownership of (as the case may be), any other securities of the Company (whether or not convertible into or exchangeable for Common Shares) generally entitled to vote together with the Common Shares. If the preceding sentence is applicable in any case, such Person shall be deemed by virtue of Beneficial Ownership of such other securities to be the "Beneficial Owner" of, and to "beneficially own", and to have "Beneficial Ownership" of, that number of Common Shares of the Company equal to the greater of (x) the number of votes entitled to be cast in respect of such other securities upon any matter being voted upon by the holders of Common Shares and the holders of such other securities, voting together as a single class, and (y) if applicable, the number of Common Shares of the Company issuable upon conversion in full into, or exchange in full for, Common Shares of the Company of such other securities.

          In the event any Common Shares are subject to a voting trust approved by the directors of the Company whose approval would be required to redeem the Rights under Section 24, then (x) the trustee or trustees under such voting trust shall be deemed not to be the "Beneficial Owner" of any such Common Shares and
(y) each beneficiary of such voting trust shall be deemed to be the "Beneficial Owner" of all such Common Shares.

Notwithstanding the foregoing, (a) no Person ordinarily engaged in business as an underwriter of securities shall be deemed to be the "Beneficial Owner" of, to "beneficially own", or to have any "Beneficial Ownership" of, any securities acquired in a bona fide firm commitment underwriting pursuant to an underwriting agreement with the Company; and (b) no Person shall be deemed to be the "Beneficial Owner" of, to "beneficially own", or to have any "Beneficial Ownership" of, any securities by reason of such Person or any of such Person's Affiliates or Associates having the right to acquire (whether such right is exercisable immediately or only after the passage of time) such securities pursuant to a right of first refusal, right of first offer or similar agreement, arrangement or understanding (written or oral) granted by another Person (the "subject Person") (I) that does not provide any direct or indirect limitations or restrictions on the ability of the subject Person to exercise (or refrain from exercising) any voting rights associated with such securities or contain any other agreement, arrangement or understanding with respect to such voting rights, (II) that does not contain any incentive for the subject Person to support or oppose any particular Business Combination or otherwise to exercise (or refrain from exercising) any voting rights associated with such securities in a manner advantageous to such Person or any of such Person's Affiliates or Associates and (III) prior written notice of which shall have been given to the Company.

          "Common Shares outstanding" or "outstanding Common Shares" when used in this Section 1 in the definition of "Acquiring Person" and when used in Section 3(b), with respect to any Person who is, as of any time, the Beneficial Owner of, beneficially owns, or has Beneficial Ownership of, any specified percentage of "Common Shares outstanding" or "outstanding Common Shares", shall mean the sum of (i) all Common Shares and any other securities generally entitled to vote together with the Common Shares (in the case of such other securities, counted as a number of Common Shares equal to the greater of (x) the number of votes entitled to be cast in respect of such other securities upon any matter being voted upon by the holders of Common Shares and the holders of such other voting securities, voting together as a single class and (y), if applicable, the number of Common Shares issuable upon conversion in full into, or exchangeable in full for, Common Shares of such other securities) actually issued as of such time, except Common Shares or such other securities, if any, then owned by the Company or any Subsidiary of the Company which, under the laws of the jurisdiction of incorporation of the Company, could not then be voted at a meeting of the holders of Common Shares called for the purpose of electing directors of the Company plus (ii) the maximum aggregate number of Common Shares and such other securities which would be issued upon the exercise in full of all then outstanding options, warrants and rights, however denominated (but in each case only if issued by the Company or any of its Subsidiaries, and excluding the Rights and excluding any securities included in clause (i) of this calculation), to subscribe for, purchase or otherwise acquire any Common Shares or such other securities, and the conversion into, or exchange for, Common Shares or such other securities in full of all then outstanding securities of the Company or any of its Subsidiaries that are convertible into or exchangeable for Common Shares or such other securities (excluding any securities included in clause (i) of this calculation), in each case with or without payment of additional consideration in cash or property, whether or not such options, warrants, rights or securities are then exercisable, convertible or exchangeable, as the case may be, regardless of whether or not any of such Common Shares or such other securities would be deemed to be outstanding under generally accepted accounting principles for purposes of determining book value or net income per share and regardless of whether or not any of such Common Shares or such other securities would be deemed to be outstanding under paragraph (d)(1)(i) of Rule 13d-3 of the General Rules and Regulations under the Exchange Act (either as in effect on the date of this Rights Agreement or as subsequently amended) or under any other rule, regulation or statute for the purpose of computing the percentage of Common Shares outstanding owned by any particular Person as of any time or for any other purpose.

          "Controlled Related Party" means, when used with respect to any specified Person, each Affiliate or Associate of such Person if such Person possesses, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other persons, the power to direct decisions regarding the acquisition, disposition or voting by such Affiliate or Associate of Common Shares or rights to acquire or vote Common Shares.